                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: APRIL 16, 1997



                                 NCR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         MARYLAND                       001-00395               31-0387920
(STATE OR OTHER JURISDICTION OF        (COMMISSION           (I.R.S. EMPLOYER
INCORPORATION)                         FILE NUMBER)         IDENTIFICATION NO.)




                    1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5.  Other Events

       The Registrant's news release dated April 16, 1997, with respect to its financial results for the quarter ended March 31, 1997, including a condensed consolidated balance sheet as of March 31, 1997, and condensed consolidated statements of operations and consolidated revenue summary for the quarter ended March 31, 1997, is attached and incorporated herein by reference.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  NCR Corporation

Date:    April 18, 1997                           By:  /s/ John L. Giering
                                                       -------------------------
                                                       John L. Giering, Senior
                                                       Vice President and Chief
                                                       Financial Officer


NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel:  937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

NEWS RELEASE
--------------------------------------------------------------------------------

                   NCR REPORTS FIRST QUARTER FINANCIAL RESULTS

         DAYTON, Ohio -- NCR Corporation reported a narrowed first-quarter loss of $16 million, or $.16 per share, compared to a loss of $65 million, or $.64 per share, in the year-ago period. Revenue in the quarter was $1.389 billion, a decline of 12 percent, compared to the $1.586 billion reported in the comparable period last year.

         Orders, however, increased and posted a gain over last year's first quarter. Gross margins increased by 2.1 percentage points of revenue to 27.6 percent compared to 25.5 percent in the year-ago period. Operating loss for the first quarter narrowed to $18 million compared to a $37 million loss in the year-earlier period.

         "Our first quarter results were impacted by external factors that included the strong

U. S. dollar and continued weakness in European markets," said Lars Nyberg, NCR Chairman & CEO. "In addition, the decision to no longer sell PCs through high-volume retail channels further reduced revenue compared to the year-ago quarter."

         "The quarter's strong incoming order pattern, which exceeded our objectives on a local currency basis, gives us confidence about achieving revenue growth in subsequent quarters. We continue to be encouraged by operational improvements in gross margins and expenses," Nyberg said.

         "We remain focused on our goals for improved performance across all areas of the company. We can achieve our goals to grow revenue, improve profit margins, continue expense discipline and lower our high effective tax rate for the full year," Nyberg said.

         "We believe that we're off to a solid start in meeting these goals for the year. NCR employees are focused on our key markets and moving with a sense of urgency to get results by serving our customers well," Nyberg said.


                                     Orders

         Total orders posted a gain over the year-ago quarter. Local currency orders for NCR's core business, that is, excluding PCs and entry level servers, showed very good gains. On a product basis, order growth was led by retail and financial systems. Geographically, order increases were posted in the Americas and Europe/Middle East/Africa regions, but the strong U. S. dollar led to order declines in the Asia/Pacific region.

                                    Revenue

         Revenue was flat in the Asia/Pacific region in spite of the negative impact of the strong U. S. dollar. Revenue in the Americas and Europe/Middle East/Africa regions declined from the year-ago period. Unfavorable foreign currency translations reduced the overall revenue growth rate by three percent.

                                 Gross Margins

         Gross margins increased 2.1 percentage points in the quarter to 27.6 percent of revenue compared to 25.5 percent in the year-ago quarter. Product gross margins increased 4.3 points to 31.5 percent while services margins were flat.

                                    Expenses

         Total expenses in the first quarter decreased nine percent to $401 million compared to $442 million in the year-ago period. Selling, general, and administrative expenses declined $41 million, or 12 percent, from last year's first quarter, and were essentially unchanged as a percentage of revenue. Research and development expenses were flat at $87 million, or 6.3 percent of revenue, compared to $87 million, or 5.5 percent of a larger revenue base, in the year-ago quarter.

                                  Income Taxes

         Income tax expense in the quarter was $1 million compared to $12 million in the comparable period a year ago.

                                  Balance Sheet

         NCR ended the quarter in a strong financial position with $1.133 billion in cash and short-term investments, debt of $88 million and total shareholders' equity of $1.321 billion.

         As of March 31, 1997, NCR employed 37,500 people worldwide, including contractors.

         NCR Corporation has a 113-year heritage of enabling and analyzing transactions between businesses and their customers. NCR has become a world leader in customer transactions by providing businesses the ability to capture, process and analyze data, so they can turn the resulting knowledge into actions that improve their relationship with their customers.

                                       ###

NOTE TO INVESTORS:

         This financial information regarding NCR's first-quarter results is also available on the Internet: http://www.ncr.com. NCR's Chief Financial Officer and Senior Vice President, John Giering, will discuss the company's financial performance in a taped broadcast. Access is available from 2:00 P.M.
(EDT) Wednesday, April 16, through 8:00 P.M. (EDT) Friday, April 18. The telephone number for access to this broadcast is (402) 220-5185.

         This news release contains forward-looking statements. These statements are based on current expectations and involve risks and uncertainties that could cause NCR's actual results to differ materially. In addition to the factors discussed in this release, other risks include the timely development, production or acquisition, and market acceptance of new and existing products and services; continued competitive factors and pricing pressures; the ability of third-party suppliers to timely deliver competitive products and services at reasonable prices; short product-life cycles and rapidly changing technologies; general economic and business conditions; and the other risks detailed from time to time in the company's Securities and Exchange Commission reports, including, but not limited to, the Form 10 filed in November 1996, the Annual Report on Form 10-K for the year ended December 31, 1996, the company's annual report to stockholders, and the Form 10-Q for the quarter ended March 31, 1997, which will be filed shortly.

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                        Quarter Ended March 31
                                                        ----------------------
                                                          1997           1996
                                                          ----           ----
REVENUES
Sales                                                   $   714        $   875
Services                                                    675            711
                                                        -------        -------

TOTAL REVENUES                                            1,389          1,586
Cost of sales                                               489            637
Cost of services                                            517            544
                                                        -------        -------

GROSS MARGIN                                                383            405
                                                        -------        -------
   % of Revenue                                            27.6%          25.5%

Selling, general, and administrative expenses               314            355
   % of Revenue                                            22.6%          22.4%
Research and development expenses                            87             87
   % of Revenue                                             6.3%           5.5%
                                                        -------        -------

LOSS FROM OPERATIONS                                        (18)           (37)
                                                        -------        -------
   % of Revenue                                            -1.3%          -2.3%

Interest expense                                              2             13
Other (income) loss, net                                     (5)             3
                                                        -------        -------

LOSS BEFORE INCOME TAXES                                    (15)           (53)
                                                        -------        -------
   % of Revenue                                            -1.1%          -3.3%
Income tax expense                                            1             12
                                                        -------        -------
NET LOSS                                                $   (16)       $   (65)
                                                        =======        =======
   % of Revenue                                            -1.2%          -4.1%

NET LOSS PER COMMON SHARE                               $  (.16)       $  (.64)
                                                        =======        =======
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING (IN MILLIONS)                          101.5          101.4
                                                        =======        =======

                                 NCR CORPORATION
                          CONSOLIDATED REVENUE SUMMARY
                                   (Unaudited)
                              (DOLLARS IN MILLIONS)



                                                         Quarter Ended March 31
                                                         ----------------------
                                                          1997             1996
                                                          ----             ----
Retail Systems Group                                     $   80           $   88
Financial Systems Group                                     171              195
Computer Systems Group                                      245              284
PCs/Entry Level Servers                                      85              159
Systemedia Group                                            119              130
Customer Services                                           499              534
Professional Services                                       141              134
Data Services                                                29               34
Other Products and Services                                  20               28
                                                         ------           ------
Total Revenues                                           $1,389           $1,586
                                                         ======           ======

                                 NCR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (DOLLARS IN MILLIONS)

                                            At March 31, 1997      At December 31, 1996
                                            -----------------      --------------------
                                               (Unaudited)
ASSETS
Current assets
   Cash and short-term investments               $1,133                   $1,203
   Accounts receivable, net                       1,336                    1,457
   Inventories                                      535                      439
   Other current assets                             257                      219
                                                 ------                   ------
TOTAL CURRENT ASSETS                              3,261                    3,318
Property, plant, and equipment, net               1,143                    1,207
Other assets                                        763                      755
                                                 ------                   ------
TOTAL ASSETS                                     $5,167                   $5,280
                                                 ======                   ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings                         $   44                   $   28
   Accounts payable                                 314                      352
   Taxes payable                                     --                       18
   Other current liabilities                      1,584                    1,569
                                                 ------                   ------
TOTAL CURRENT LIABILITIES                         1,942                    1,967
Long-term debt                                       44                       48
Other long-term liabilities                       1,860                    1,869
                                                 ------                   ------
TOTAL LIABILITIES                                 3,846                    3,884
TOTAL SHAREHOLDERS' EQUITY                        1,321                    1,396
                                                 ------                   ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $5,167                   $5,280
                                                 ======                   ======